Exhibit 10.1
PREFERRED STOCK PURCHASE AGREEMENT
This Preferred Stock Purchase Agreement (“Agreement”) is entered into and effective as of April 28, 2010 (“Effective Date”), by and among PositiveID Corporation, a Delaware corporation (“Company”), and Socius Capital Group, LLC, a Delaware limited liability company, doing business as Socius Technology Capital Group, LLC (including its designees, successors and assigns, “Investor”).
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Investor, and Investor shall purchase from the Company, from time to time as provided herein, shares of Series B Preferred Stock of the Company.
NOW, THEREFORE, in consideration of the premises, the mutual provisions of this Agreement, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:
ARTICLE 1
DEFINITIONS
In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations, and (b) the following terms have the meanings indicated in this ARTICLE 1:
“Act” means the Securities Act of 1933, as amended.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act. With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will be deemed to be an Affiliate.
“Agreement” means this Preferred Stock Purchase Agreement including the exhibits and schedules hereto.
“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit A.
“Closing” means any one of (i) the Commitment Closing and (ii) each Tranche Closing.
“Commitment Closing” has the meaning set forth in Section 2.2(a).
“Commitment Fee” means a non-refundable fee of $105,000.00 (2.5% of the Maximum Placement), payable by the Company to Investor in consideration of Investor’s commitment to fund the investment contemplated by this Agreement. The Commitment Fee is earned in full on the Effective Date. The Commitment Fee shall be payable on the first Tranche Closing Date, in cash by offset from the proceeds of the first Tranche or as otherwise set forth in Section 2.2(b).

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
“Company Termination” has the meaning set forth in Section 3.2.
“Delisting Event” means any time during the term of this Agreement, that the Common Stock is not listed for and actively trading on a Trading Market, or is suspended or delisted with respect to the trading of the shares of Common Stock on a Trading Market.
“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.
“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
“Material Agreement” means any (i) any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, (ii) agreement or instrument to which Company and Investor or any Affiliate of Investor is a party, and (iii) other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q or 8-K.
“Maximum Placement” means $4,200,000.00.

“Maximum Tranche Amount” means, subject to any other applicable limitations set forth in this Agreement, the Maximum Placement less the amount of any previously noticed and funded Tranches.
“Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to Investor, executed by an authorized officer of the Company.
“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit B or in such other form agreed upon by the parties, to be delivered in connection with the Commitment Closing and each Tranche Closing.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Preferred Shares” means shares of Series B Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.
“Required Approval” means any approval of the Trading Market or the Company’s stockholders required to be obtained by Company prior to issuing the Preferred Shares pursuant to any applicable rules of the Trading Market.
“Required Tranche Documents” has the meaning set forth in Section 2.3(e).
“SEC” means the United States Securities and Exchange Commission.
“SEC Reports” includes all reports required to be filed by the Company under the Act and/or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) and for the period in which this Agreement is in effect.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).
“Termination” has the meaning set forth in Section 3.1.
“Termination Date” means the earlier of (i) the date that is the two-year anniversary of the Effective Date, or (ii) the Tranche Closing Date on which the sum of the aggregate Tranche Purchase Price for all Tranche Shares equals the Maximum Placement.
“Termination Notice” has the meaning as set forth in Section 3.2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.
“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading system, exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.
“Tranche” has the meaning set forth in Section 2.3(a).
“Tranche Amount” means the amount of any individual purchase of Preferred Shares under this Agreement, as specified by the Company, and shall not exceed the Maximum Tranche Amount.
“Tranche Closing” has the meaning set forth in Section 2.3(f)(iii).
“Tranche Closing Date” has the meaning set forth in Section 2.3(f)(i).
“Tranche Notice” has the meaning set forth in Section 2.3(b).
“Tranche Notice Date” has the meaning set forth in Section 2.3(b).
“Tranche Purchase Price” has the meaning set forth in Section 2.3(b), and shall be specified in writing by the Company.
“Tranche Share Price” means $10,000.00 per Preferred Share. The Company may not issue fractional Preferred Shares.
“Tranche Shares” means the Preferred Shares that are purchased by Investor pursuant to a Tranche. For the Maximum Placement, the Company shall issue 420 Preferred Shares to Investor.
“Transaction Documents” means this Agreement, the other documents referenced herein, and the exhibits and schedules hereto and thereto.
“Transfer Agent” means Registrar and Transfer Company or any successor transfer agent for the Common Stock.
“Use of Proceeds Certificate” means a certificate, in substantially the form attached as Exhibit C, signed by an officer of the Company, setting forth how the Tranche Purchase Price will be applied by the Company.

ARTICLE 2
PURCHASE AND SALE
2.1 Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this ARTICLE 2:
(a) Investor hereby agrees to purchase such amounts of Preferred Shares as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor in one or more Tranches pursuant to Section 2.3 below; and
(b) The Company agrees to pay the Commitment Fee and to issue the Preferred Shares as provided herein.
2.2 Investment Commitment.
(a) Investment Commitment. The closing of this Agreement (the “Commitment Closing”) shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to the Commitment Closing set forth in Section 2.2(c) have been met.
(b) Commitment Fee. The Commitment Fee is earned in full on the Effective Date and is payable on the first Tranche Closing Date, in cash by offset from the proceeds of the first Tranche. Notwithstanding the foregoing, if for any reason whatsoever the Commitment Fee is not paid in full on the earlier of the first Tranche Closing Date or the six-month anniversary of the Effective Date, then on such earlier date it shall be paid by the Company in cash by wire transfer of immediately available funds.
(c) Conditions to Investment Commitment. As a condition precedent to the Commitment Closing, all of the following (the “Conditions to Commitment Closing”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:
(i) the following documents shall have been delivered to Investor: (A) this Agreement (including the Disclosure Schedules), executed by the Company; (B) a Secretary’s Certificate as to (x) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, and (y) a copy of the Company’s current Certificate of Incorporation and Bylaws; (C) the Certificate of Designations executed by the Company and accepted by the Secretary of State of Delaware; (D) the Opinion; and (E) a copy of the Company’s press release announcing the transactions contemplated by this Agreement and a copy of the Company’s Current Report on Form 8-K, as filed with the SEC, describing the transaction contemplated by this Agreement and attaching a complete copy of the Transaction Documents;
(ii) other than for losses incurred in the ordinary course of business, there has not been any Material Adverse Effect on the Company since the date of the last SEC Report filed by the Company, including but not limited to incurring material liabilities;
(iii) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company; and

(iv) any Required Approval has been obtained.
(d) Investor’s Obligation to Purchase. Subject to the prior satisfaction of all conditions set forth in this Agreement, following Investor’s receipt of a validly delivered Tranche Notice, Investor shall be required to purchase from the Company a number of Tranche Shares equal to the permitted Tranche Amount, in the manner described below.
2.3 Tranches to Investor
(a) Procedure to Elect a Tranche. Subject to the Maximum Tranche Amount, the Maximum Placement and the other conditions and limitations set forth in this Agreement, at any time beginning on the Effective Date, the Company may, in its sole and absolute discretion, elect to exercise one or more individual purchases of Preferred Shares under this Agreement (each a “Tranche”) according to the following procedure.
(b) Delivery of Tranche Notice. The Company shall deliver an irrevocable written notice (the “Tranche Notice”), in the form attached hereto as Exhibit D, to Investor stating that the Company shall exercise a Tranche and stating the number of Preferred Shares which the Company will sell to Investor at the Tranche Share Price, and the aggregate purchase price for such Tranche (the “Tranche Purchase Price”). A Tranche Notice delivered by the Company to Investor by 4:30 p.m. Eastern time on any Trading Day shall be deemed delivered on the same day. A Tranche Notice delivered by the Company to Investor after 4:30 p.m. Eastern time on any Trading Day, or at any time on a non-Trading Day, shall be deemed delivered on the next Trading Day. The date that the Tranche Notice is deemed delivered is the “Tranche Notice Date”. Each Tranche Notice shall be delivered via facsimile or electronic mail, with confirming copy by overnight carrier, in each case to the address set forth in Section 6.2. Except for the first Tranche Closing, the Company may not give a Tranche Notice unless the Tranche Closing for the prior Tranche has occurred.
(c) Intentionally Omitted.
(d) Conditions Precedent to Right to Deliver a Tranche Notice. The right of the Company to deliver a Tranche Notice is subject to the satisfaction (or written waiver by Investor in its sole discretion), on the date of delivery of such Tranche Notice, of each of the following conditions:
(i) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects as if made on such date (provided, however, that any information disclosed by the Company in any filing with the SEC after the Effective Date but prior to the date of the Tranche Notice shall be deemed to update the Disclosure Schedules and modify such representations and warranties), and no default shall have occurred under this Agreement, or any other agreement with Investor, any Affiliate of Investor, or any other Material Agreement, and the Company shall deliver an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(ii) other than for losses incurred in the ordinary course of business or disclosed in the Company’s SEC Reports, there have been no material adverse changes in the Company’s business prospects or financial condition since the Commitment Closing, including but not limited to incurring material liabilities;
(iii) the Company is not, and will not be as a result of the applicable Tranche, in default of any Material Agreement;
(iv) except for possible restrictions on resale under applicable securities laws, there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated by any of the Transaction Documents, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or, to the Company’s knowledge threatened, by any person (other than Investor or any Affiliate of Investor), that seek to enjoin or prohibit the transactions contemplated by this Agreement;
(v) other than as disclosed in the Company’s SEC Reports, Company is in compliance with all requirements in order to maintain listing on its then current Trading Market;
(vi) the Company has a sufficient number of duly authorized shares of Preferred Shares reserved for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor; and
(vii) for any Tranche Notice delivered after the earlier of the first Tranche Closing or the six-month anniversary of the Effective Date, Investor shall have previously received the entire Commitment Fee in cash.
(e) Documents to be Delivered at Tranche Closing. The Closing of any Tranche and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to Investor of each of the following (the “Required Tranche Documents”) on or before the applicable Tranche Closing Date:
(i) a number of Preferred Shares equal to the Tranche Purchase Price divided by the Tranche Share Price shall have been delivered to Investor or an account specified by Investor for the Tranche Shares;
(ii) the following executed documents: Opinion and Officer’s Certificate;
(iii) a Use of Proceeds Certificate, signed by an officer of the Company, and setting forth how the Tranche Purchase Price will be applied by the Company;

(iv) all documents, instruments and other writings required to be delivered by the Company to Investor on or before the Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein; and
(v) payment of a $5,000.00 non-refundable administrative fee to Investor’s counsel, by offset against the Tranche Purchase Price, or by wire transfer of immediately available funds.
(f) Mechanics of Tranche Closing.
(i) Each of the Company and Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to Section 2.3(e) of this Agreement at or prior to each Tranche Closing. Subject to such delivery and the satisfaction of the conditions set forth in Section 2.3(d) as of the Tranche Closing Date, the closing of the purchase by Investor of Preferred Shares shall occur by 5:00 p.m. Eastern time on the date which is the third Trading Day following (and not counting) the Tranche Notice Date (each a “Tranche Closing Date”) at the offices of Investor.
(ii) On or before the third Trading Day following (and not counting) the Tranche Closing Date, Investor shall deliver to the Company, in cash or immediately available funds, the Tranche Purchase Price to be paid for such Tranche Shares.
(iii) The closing (each a “Tranche Closing”) for each Tranche shall occur on the date that both (i) the Company has delivered to Investor all Required Tranche Documents, and (ii) Investor has delivered to the Company the Tranche Purchase Price.
2.4 Share Sufficiency. The Company shall have a sufficient number of duly authorized shares of Preferred Shares for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor.
2.5 Maximum Placement. Investor shall not be obligated to purchase any additional Tranche Shares once the aggregate Tranche Purchase Price paid by Investor equals the Maximum Placement.
ARTICLE 3
TERMINATION
3.1 Termination. The Investor may elect to terminate this Agreement and the Company’s right to initiate subsequent Tranches to Investor under this Agreement (each, a “Termination”) upon the occurrence of any of the following:
(a) if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a SEC enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b) on any date after a Delisting Event that lasts for an aggregate of 20 Trading Days during any calendar year;
(c) if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any Subsidiary of the Company;
(d) the Company is in breach or default of any Material Agreement, which breach or default could have a Material Adverse Effect;
(e) the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with Investor or any Affiliate of Investor following any applicable notice and opportunity to cure;
(f) so long as any Preferred Shares are outstanding, the Company effects or publicly announces its intention to create a security senior to the Preferred Shares, or substantially altering the capital structure of the Company in a manner that materially adversely affects the rights or preferences of the Preferred Shares; and
(g) on the Termination Date.
3.2 Company Termination. The Company may at any time in its sole discretion terminate (a “Company Termination”) this Agreement and its right to initiate future Tranches by providing thirty (30) days advance written notice (“Termination Notice”) to Investor.
3.3 Effect of Termination. Except as otherwise provided herein, the termination of this Agreement will have no effect on any Preferred Shares previously issued, delivered or credited, or on any then-existing rights of any holder thereof. Notwithstanding any other provision of this Agreement and regardless of whether the first Tranche has closed, the Commitment Fee is payable despite any termination of this Agreement and all fees paid to Investor or its counsel are non-refundable.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
4.1 Representations and Warranties of the Company. Except as set forth (x) under the corresponding section of the Disclosure Schedules (if any), and (y) in the Company’s SEC Reports, which shall be deemed a part hereof, the Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Effective Date and each Closing:
(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the Company’s SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than the filing of the Certificate of Designations. Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.
(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Preferred Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any material Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any Material Agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificate of Designations and required federal and state securities filings, including any self-regulatory organizations, each of which has been, or (if not yet required to be filed) shall be, timely filed.
(f) Issuance of Preferred Shares. The Preferred Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved, and will reserve at all times until the later of (i) the Termination Date, or (ii) the date that no shares of Preferred Shares remain outstanding, from its duly authorized capital stock, a number of shares of Preferred Shares for issuance at least equal to the number of Preferred Shares which could be issued pursuant to the terms of the Transaction Documents.
(g) Capitalization. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The authorized capital stock of the Company consists of: (i) 70,000,000 shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, $0.001 value per share, 2,000 shares of which have been designated as Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). As of April 26, 2010, (a) 23,637,908 shares of Common Stock were issued and outstanding, (b) 462 shares of Series A Preferred Stock were issued and outstanding, (c) 3,233,369 shares of Common Stock were reserved for issuance upon the exercise of options issued or issuable under the Company’s 2009 Stock Incentive Plan, 2007 Stock Incentive Plan, 2005 Flexible Stock Plan, and 2002 Flexible Stock Plan, and the SysComm International Corporation 2001 Flexible Stock Plan, and 313,122 shares of Common Stock reserved for issuance of stock options granted outside of the Company’s stock option plan, (d) 454,000 warrants to purchase shares of Company Common Stock are outstanding, and (e) no shares of Common Stock were held in treasury. Except as set forth in the SEC Reports, there are no script rights script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Preferred Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Preferred Shares. Except as set forth in the Company’s SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(h) SEC Reports; Financial Statements. The Company has filed all required SEC Reports for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such SEC Reports) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information.
(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Preferred Shares, or (ii)

could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.
(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.
(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.
(m) Regulatory Permits. The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(n) Title to Assets. The Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and each Subsidiary are in compliance.

(o) Patents and Trademarks. The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or each Subsidiary.
(p) Insurance. The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Maximum Placement. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.
(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Commitment Closing. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.
(s) Certain Fees. Except for the payment of the Commitment Fee, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.1(s) that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.
(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Preferred Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
(u) Registration Rights. Except as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Act of any securities of the Company.
(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Preferred Shares and Investor’s ownership of the Preferred Shares.

(x) Disclosure; Non-Public Information. Except with respect to the information that will be, and to the extent that it actually is timely publicly disclosed by the Company pursuant to Section 2.2(c)(i), and notwithstanding any other provision in this Agreement or the other Transaction Documents, neither the Company nor any other Person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits, Appendices and Schedules hereto, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that neither Investor nor any Affiliate of Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively to the Company or the stockholders of the Company or to any other Person who is the source of material non-public information regarding the Company. The Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to Investor regarding the Company, its business and the transactions contemplated hereby, including without limitation in the Transaction Documents, and the Disclosure Schedules to this Agreement (if any) furnished by or on behalf of the Company with respect to the representations and warranties made herein, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(y) Financial Condition. Based on the financial condition of the Company as of the date of the Commitment Closing: (i) the fair saleable market value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Commitment Closing. The SEC Reports set forth, as of the respective dates thereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in material default with respect to any Indebtedness.

(z) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.
(aa) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
(bb) Acknowledgment Regarding Investor’s Purchase of Preferred Shares. The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor’s purchase of the Preferred Shares. The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.
(cc) Accountants. The Company’s accountants are set forth in the SEC Reports. To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Act.
(dd) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers.
(ee) Disclosure. No information contained in the Disclosure Schedules (if any) constitutes material non-public information. There is no adverse material information regarding the Company that has not been publicly disclosed prior to the Effective Date. There has been no event that has caused, or is likely to cause, a Material Adverse Effect.

4.2 Representations and Warranties of Investor. Investor hereby represents and warrants as of the Effective Date and each Closing as follows:
(a) Organization; Authority. Investor is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been (or will be) duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b) Investor Status. At the time Investor was offered the Preferred Stock, it was, and at the Effective Date it is an “accredited investor” as defined in Rule 501(a) under the Act.
(c) Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Preferred Shares and, at the present time, is able to afford a complete loss of such investment.
(d) General Solicitation. Investor is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
(e) Relationship. Investor has a pre-existing relationship with the Company at the time of negotiating the terms of this Agreement, and the Investor is not purchasing or acquiring the Preferred Shares in reliance on any registration statement or any prospectus supplement filed in connection therewith.
(f) Restricted Securities. Investor understands that the Preferred Shares are “restricted securities” and have not been registered under the Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by Investor in this Agreement. Investor understands that the Preferred Shares will bear a legend which the Company, in its sole reasonable discretion, deems necessary or advisable under the Act or by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g) Purchase Entirely for Own Account. Investor is acquiring the Preferred Shares in the ordinary course of business and for the Investor’s own account for investment only, has no present intention of distributing any of such Preferred Shares and has no arrangement or understanding with any other persons regarding the distribution of such Preferred Shares.
(h) Transfer. Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares except in compliance with the Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.
The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.
ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES
5.1 Transfer Restrictions. The Investor understands that the certificates representing the Preferred Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
5.2 Furnishing of Information. As long as Investor owns Preferred Shares, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act. Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.
5.3 Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K as required by this Agreement, and in the Company’s discretion shall file a press release, in each case reasonably acceptable to Investor, disclosing the material terms of the transactions contemplated hereby. The Company and Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of Investor, except (i) as contained in the Current Report on Form 8-K and press release described above, (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Investor with prior notice of such disclosure, or (iii) to the extent such disclosure is required in any SEC Report filed by the Company.
5.4 Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Preferred Shares under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
5.5 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Investor or its agents or counsel with any information that the Company believes or reasonably should believe constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. On and after the Effective Date, neither Investor nor any Affiliate Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the stockholders of the Company, or to any other Person who is the source of material non-public information regarding the Company. The Company understands and confirms that Investor shall be relying on the foregoing in effecting transactions in securities of the Company.
5.6 Reimbursement. If Investor becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Investor to or with any current stockholder), solely as a result of Investor’s acquisition of the Preferred Shares under this Agreement, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Investor in such matter. The reimbursement obligations of the Company under this Section 5.6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person. The Company also agrees that neither Investor nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Preferred Shares under this Agreement.
5.7 Indemnification of Investor
(a) Company Indemnification Obligation. Subject to the provisions of this Section 5.7, the Company will indemnify and hold Investor and their Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, and/or (ii) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).
(b) Indemnification Procedures. If any action shall be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. The Investor Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Investor Parties such that it would be inappropriate for one counsel to represent the Company and the Investor Parties. The Company will not be liable to the Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents.

5.8 Required Approval. No transactions contemplated under this Agreement or the Transaction Documents shall be consummated for an amount that would require approval by any Trading Market or the Company stockholders under any approval provisions, rules or regulations of any Trading Market applicable to the Company, unless and until such approval is obtained. The Company shall use commercially reasonable efforts to obtain any required approval as soon as possible.
5.9 Activity Restrictions. For so long as Investor or any of its Affiliates holds any Preferred Shares, neither Investor nor any Affiliate will: (i) vote or permit any third party to vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, (j) any action, intention, plan or arrangement similar to any of those enumerated above, or (k) engage in any transactions in securities of the Company including Short Sales except in compliance with applicable securities laws; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 5.9.
5.10 Non-Circumvention. The Company hereby covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or similar organizational documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Preferred Shares, and will at all times in good faith carry out all the provisions of this Agreement and take all action as may be required to protect the rights of Investor.
ARTICLE 6
MISCELLANEOUS
6.1 Fees and Expenses. Except for the $20,000.00 non-refundable document preparation fee previously paid by the Company to counsel for Investor (which shall cover Investor’s legal expenses through the Commitment Closing), the receipt of which is hereby acknowledged, and the $5,000.00 non-refundable administrative fee payable to counsel for

Investor at each Tranche Closing, or as may be otherwise provided in this Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company acknowledges and agrees that Luce Forward solely represents Investor, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Preferred Shares, if any.
6.2 Notices. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.
6.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, which consent will not be unreasonably withheld or delayed.
6.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.7.

6.7 Governing Law; Jurisdiction; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.
6.8 Survival. The representations, warranties and covenants contained herein shall survive the Closing until all shares of Preferred Shares issued to Investor or any Affiliate have been redeemed.
6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or in a PDF by e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
6.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11 Replacement of Preferred Shares. If any certificate or instrument evidencing any Preferred Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Preferred Shares.
6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Neither the Company nor Investor shall be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the other party or any third party, whether arising from or related to the Transaction Documents or otherwise.
6.13 Payment Set Aside. To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
6.14 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.
6.15 Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.
6.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.17 Entire Agreement. This Agreement, together with the Exhibits, Appendices and Schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

POSITIVEID CORPORATION

By:	/s/ William J. Caragol
Name: William J. Caragol
Title: President and Chief Executive Officer

SOCIUS TECHNOLOGY CAPITAL GROUP, LLC

By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Managing Director

Addresses for Notice
To Company:
PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, FL 33445
Attention: William J. Caragol, President and CFO
Fax No.: (561) 805-8001
Email: bcaragol@positiveidcorp.com
with a copy (which shall not constitute notice) to:
Holland & Knight LLP
One East Broward Boulevard, Suite 1300
Fort Lauderdale, FL 33301
Attention: Tammy L. Knight, Esq.
Fax No.: (954) 463-2030
Email: tammy.knight@hklaw.com
To Investor:
Socius Technology Capital Group, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
Fax No.: (310) 444-5300
Email: info@sociuscg.com
with a copy (which shall not constitute notice) to:
Luce Forward Hamilton & Scripps LLP
601 South Figueroa Street, Suite 3900
Los Angeles, California 90017
Attention: John C. Kirkland, Esq.
Fax No.: (213) 452-8035
Email: jkirkland@luce.com

Exhibit A
Certificate of Designations

POSITIVEID CORPORATION
CERTIFICATE OF DESIGNATIONS
OF PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES B PREFERRED STOCK
The undersigned, Scott R. Silverman and William J. Caragol hereby certify that:
1. They are the Chief Executive Officer and President and Chief Financial Officer, respectively, of PositiveID Corporation, a Delaware corporation (the “Corporation”).
2. The Corporation is authorized to issue 5,000,000 shares of preferred stock.
3. The following resolutions were duly adopted by the Board of Directors:
WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series, of which 2,000 shares have previously been designed as Series A Preferred Stock, with 462 shares of Series A Preferred Stock currently issued and outstanding;
WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them; and
WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 1,600 shares of the Preferred Stock which the Corporation has the authority to issue, with face value of $10,000.00 per share, as follows:
NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:
TERMS OF PREFERRED STOCK
1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Corporation’s Series B Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 1,600 (which shall not be subject to increase without any consent of the holders of the Series B Preferred Stock (each a “Holder” and collectively, the “Holders”) that may be required by applicable law. Each share of Series B Preferred Stock shall have a par value of $0.001 per share.

1

2. Ranking and Voting.
a. Ranking. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (i) senior to the Corporation’s common stock, par value $0.01 per share (“Common Stock”), and any other class or series of preferred stock of the Corporation except as set forth in clause (ii) below (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Securities”); and (ii) junior to the Series A Preferred Stock and all existing and future indebtedness of the Corporation (the “Senior Securities”).
b. Voting. Except as required by applicable law or as set forth herein, the holders of shares of Series B Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.
3. Dividends and Other Distributions. Commencing on the date of the issuance of any such shares of Series B Preferred Stock (each respectively an “Issuance Date”), Holders of Series B Preferred Stock shall be entitled to receive annual dividends on each outstanding share of Series B Preferred Stock (“Dividends”), which shall accrue in shares of Series B Preferred Stock at a rate equal to 10.0% per annum from the Issuance Date. Accrued Dividends shall be payable upon redemption of the Series B Preferred Stock in accordance with Section 6.
a. Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 3 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable period, compounded annually.
b. So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to the Series B Preferred Stock or any Junior Securities.
4. Protective Provision. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series B Preferred Stock then outstanding (voting as a class) where such vote is required by applicable law: (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock, (c) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series B Preferred Stock, or (e) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below).
a. A “Deemed Liquidation Event” shall mean: (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of

2

capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation.
b. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4(a) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.
5. Liquidation.
a. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation and any liquidation preferences to the Senior Securities, before any distribution or payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, the Holders of Series B Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each outstanding share of Series B Preferred Stock equal to $10,000.00 (the “Original Series B Issue Price”), plus any accrued but unpaid Dividends thereon (collectively, the “Series B Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series B Preferred Stock are not paid in full, the holders of shares of Series B Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.
b. After payment has been made to the Holders of the Series B Preferred Stock of the full amount of the Series B Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Corporation’s Junior Securities in accordance with the Corporation’s Certificates of Designations and Certificate of Incorporation.
c. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

3

6. Redemption.
a. Corporation’s Redemption Option. Upon or after the fourth anniversary of the initial Issuance Date, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share equal to 100% of the Series B Liquidation Value (the “Corporation Redemption Price”).
b. Early Redemption. Prior to redemption pursuant to Section 6(a) hereof, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share equal to the Corporation Redemption Price plus: (i) 35% of the Series B Liquidation Value if redeemed prior to the first anniversary of the Issuance Date, (ii) 27% of the Series B Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the Issuance Date, (iii) 18% of the Series B Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the Issuance Date, and (iv) 9% of the Series B Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the Issuance Date.
c. Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation shall redeem the Series B Preferred Stock at the Corporation Redemption Price (plus the premium for early redemption set forth in Section 6(b) above if applicable).
d. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders’ Series B Preferred Stock then outstanding, it shall do so by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation shall indicate (A) the number of shares of Series B Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) if applicable).
e. Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder shall promptly submit to the Corporation such Holder’s Series B Preferred Stock certificates. Upon receipt of such Holder’s Series B Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) if applicable), to such Holder, at the Corporation’s sole option either (i) in cash, or (ii) by offset against any outstanding note payable from Holder or its affiliates to the Corporation that was issued by Holder or its affiliates.
7. Transferability. The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”) in accordance with state and federal securities laws. The Corporation shall keep at its principal office, or at the offices of the transfer agent, a register of the Series B Preferred Stock. In connection with any such transfer, upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

4

8. Miscellaneous.
a. Notices. Any and all notices to the Corporation shall be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 8 prior to 5:30 p.m. Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
b. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own indemnity agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
c. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

5

RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.
IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designations this 28th day of April, 2010.

By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	President and Chief Financial Officer

6

Exhibit B
Opinion

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.
2. The Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement, and (b) issue, sell and deliver the Preferred Shares.
3. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of Company and have been duly executed and delivered by Company.
4. Upon execution and delivery of the Agreement, the Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
5. The Company is authorized to issue 75,000,000 shares, consisting of (i) 70,000,000 shares of its Common Stock, and (ii) 5,000,000 shares of preferred stock, $0.001 value per share, 2,000 shares of which have been designated as Series A Preferred Stock, par value $0.001 per share and 1,600 shares of which have been designated as Series B Preferred Stock, par value $0.001 per share.
6. The Preferred Shares are duly authorized, and when issued in accordance with the terms and conditions of the Agreement, will be, validly issued, fully paid and non-assessable. The issuance of the Preferred Shares will not be subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of the Company.
7. The execution and delivery of the Agreement by the Company does not, and the Company’s performance of its obligations thereunder will not (a) violate the Second Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to the Company or its properties or assets and which could have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Agreement, or (c) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except as have been, or will be, made or obtained, except (i) as have been duly obtained or made, or (ii) to the extent failure to be so obtained or made would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated under the Agreement.
8. To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Agreement.

1

9. The Company is not, and immediately after the consummation of the transactions contemplated by the Agreement will not be, an investment company within the meaning of Investment Company Act of 1940, as amended.

2

Exhibit C
Use of Proceeds Certificate

POSITIVEID CORPORATION
USE OF PROCEEDS CERTIFICATE
The undersigned, [                    ] and [                    ] hereby certify that:
1. They are the [                    ] and [                    ], respectively, of PositiveID Corporation, a Delaware corporation (the “Corporation”).
2. This Use of Proceeds Certificate (this “Certificate”) is being delivered to Socius Capital Group, LLC, a Delaware limited liability company, doing business as Socius Technology Capital Group, LLC (“Investor”), by the Company, to fulfill the requirement under Section 2.3(e)(iii) of the Preferred Stock Purchase Agreement, dated as of April 28, 2010, between Investor and the Company (the “Purchase Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Purchase Agreement.
3. On or prior to the date hereof, the Company has delivered to Investor a Tranche Notice for the purchase by Investor of Tranche Shares upon payment by the Company to Investor of the Tranche Purchase Price.
The undersigned do hereby certify that the Tranche Purchase Price will be used for the following purpose or purposes:
[                                                                                               ].
IN WITNESS WHEREOF, the undersigned have executed this Certificate this [_____] day of                      , 2010.

By:
Name:
Title:

By:
Name:
Title:

Exhibit D
Tranche Notice

Dated: [                    ], 20[__]
Socius Technology Capital Group, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025
Re: Tranche Notice
Ladies & Gentlemen:
Pursuant to the April 28, 2010 Preferred Stock Purchase Agreement (“Agreement”) between PositiveID Corporation, a Delaware corporation (“Company”), and Socius Capital Group, LLC, a Delaware limited liability company, doing business as Socius Technology Capital Group, LLC (“Investor”), Company hereby elects to exercise a Tranche. Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.
At the Tranche Closing, Company will sell to Investor [                    ] Preferred Shares at $10,000.00 per share for a Tranche Purchase Price of $[                    ].
On behalf of Company, the undersigned hereby certifies to Investor as follows:
1. The undersigned is a duly authorized officer of Company;
2. The above Tranche Purchase Price does not exceed the Maximum Tranche Amount; and
3. All of the conditions precedent to the right of the Company to deliver a Tranche Notice set forth in Section 2.3(d) of the Agreement have been satisfied.
IN WITNESS WHEREOF, the Company has executed and delivered this Tranche Notice as of the date first written above.

POSITIVEID CORPORATION
By:
Name:
Title: